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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference therein of our report dated March 19, 1997, except for Note 9, for which the date is October 2, 1997, with respect to the Combined Financial Statements of the Patriot American Office Group included in the Proxy Statement of Cali Realty Corporation dated November 10, 1997, filed with the Securities and Exchange Commission incorporated by reference in the Registration Statement on Form S-3 of Mack-Cali Realty Corporation for the registration of 2,316,201 shares of Common Stock.


/s/ Ernst & Young LLP
Ernst & Young LLP
Dallas, Texas
January 15, 1998